UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

SMACK SPORTSWEAR

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53049

Nevada	26-1665960
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

20316 Gramercy Place, Torrance, CA	90501
(Address of principal executive offices)	(Zip Code)

(310) 787-1222

(Registrant’s telephone number, including area code)

1765 Oak Street, Torrance, CA 90501

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 3, 2014, the Board of Directors of Smack Sportswear (the “Company” or the “Registrant”) unanimously approved the Employment Agreement of Mr. Tom Mercer. The Board of Directors ("Board") have added Mr. Mercer to the Board of Directors and he has been appointed by the Board to serve as the President of the Company. Mr. Mercer will serve as President of the Company until his successor shall be appointed and shall qualify or until the earlier of his death, resignation or removal in the manner provided for in the By-laws of the Corporation. Mr. Mercer accepted the position as Board Member and President.

Under the terms of Mr. Mercer's two (2) year Employment Agreement, which terminates on June 30, 2015, Mr. Mercer will receive an annual compensation of $90,000. As a signing bonus, Mr. Mercer will receive 500,000 restricted common shares directly from the stock holdings of Bill Sigler, CEO. Mr. Mercer will receive additional shares directly from Bill Sigler for achieving performance benchmarks. No shares will be issued from the Company's treasury to satisfy the benchmarks achieves of this Employment Agreement.

This Employment Agreement also allows Mr. Mercer to earn up to 10% commission on invoiced sales. (See Exhibit 10.6, entitled "Employment Agreement.")

Item 8.01 Other Events

Smack Sportswear has relocated its corporate offices from 1765 Oak Street, Torrance, CA 90501, to its new corporate headquarters located at: 20316 Gramercy Place, Torrance, CA 90501.

Item 9.01 – Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.6	Employment Agreement between Smack Sportswear and Tom Mercer, dated February 3, 2014.	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Smack Sportwear Registrant

Date: February 4, 2014	/s/__Bill Sigler_______
Name: Bill Sigler
Title: CEO